Exhibit 99.1

Kforce Inc. 1001 East Palm Ave. Tampa, FL 33605 (NASDAQ: KFRC)
AT THE FIRM
Michael R. Blackman
Chief Corporate Development Officer
(813) 552-2927
KFORCE COMPLETES NEW $300 MILLION REVOLVING CREDIT FACILITY
TAMPA, FL, May 25, 2017 (GLOBE NEWSWIRE) - Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, announced today it has completed a new $300 million revolving credit facility with a syndicate led by Wells Fargo Bank, N.A. The new credit facility, which expires in May 2022, replaces an existing $170 million asset-based revolving credit facility.
David L. Dunkel, Chairman and CEO, said, “We are very pleased with the successful closing of this transaction. We believe the high level of interest and quality of participation we received speaks to the strength of Kforce’s business, financial position and future prospects. The increase in size of the new credit facility allowed us to add several new quality banks to the team who we expect will complement our existing banking partners very well.”
David M. Kelly, Chief Financial Officer, said, “This new facility provides us with several structural advantages over our previous credit facility. The increase in the size of the facility provides us with much greater agility and flexibility in accessing capital to make necessary and prudent investments in profitably growing our business and generating long-term shareholder value.”
Additional information regarding the terms of the new credit facility are contained in the Form 8-K filed today with the Securities and Exchange Commission (SEC).
About Kforce
Kforce (Nasdaq:KFRC) is a professional staffing and solutions firm providing temporary and permanent staffing solutions in the skill areas of technology and finance & accounting. Backed by nearly 2,800 associates and over 11,000 consultants on assignment, Kforce is committed to “Great People = Great Results” for our valued clients and consultants. Kforce operates with 61 offices located throughout the United States and one office in the Philippines. For more information, please visit our Web site at http://www.kforce.com.
The Kforce Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3749.
Certain of the above statements contained in this press release, including earnings projections, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand; a reduction in the supply of candidates for temporary employment or the Firm's ability to attract such candidates; the success of the Firm in attracting and retaining revenue-generating talent; changes in the service mix; ability of the Firm to repurchase shares; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain awards, task orders or funding under contracts; changes in client demand for our services such as the resulting impact of any significant organizational changes within our largest clients; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2016, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that the estimates of continuing operations will be achieved or that we will continue to increase our market share, successfully manage risks to our revenue stream, successfully put into place the people and processes that will create future success or further accelerate our revenue. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.